EXHIBIT 4(i)(5)


                              LETTER OF TRANSMITTAL
                                       TO
                  RECONFIRM THE ORIGINAL ACQUISITION OF SHARES
                   (THE "RULE 419 SHARES") OF THE COMMON STOCK
              $.001 PAR VALUE PER SHARE (THE "LLOYD COMMON STOCK")
                                       OF
                              LLOYD VENTURES, INC.

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THE RECONFIRMATION OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON
MAY 11, 1998
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                         To: Bernard Herold & Co., Inc.

                               555 Madison Avenue

                            New York, New York 10022

                            Telephone: (212) 371-3950

                            Facsimile: (212) 758-4967


         DELIVERY OF THIS LETTER OF TRANSMITTAL AND RECONFIRMATION TO AN ADDRESS OTHER THAN THAT SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL RECONFIRMATION IS COMPLETED.

         The undersigned acknowledges receipt of the Reconfirmation Prospectus dated March _____, 1998 (the "Reconfirmation Prospectus") of Lloyd Ventures, Inc., a Delaware corporation ("Lloyd") relating to the offer of Lloyd and Gourmet upon the terms and subject to the conditions set forth in the Reconfirmation Prospectus and in this Letter of Transmittal and the instructions hereto (which together with the Reconfirmation Prospectus constitute the "Reconfirmation Offer") to have the Rule 419 Investors reconfirm their acquisition of the Rule 419 Shares. Capitalized terms used but not defined herein have the meanings given them in the Reconfirmation Prospectus. The Reconfirmation Offer will expire at 5:00 P.M., New York City time, on May 11, 1998 (the "Expiration Date").

         The undersigned has completed the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Reconfirmation Offer.

         PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

         Upon the terms and subject to the condition of the Reconfirmation Offer, the undersigned hereby (check one):

         [ ] reconfirms his or her original acquisition of Lloyd Shares pursuant to that Reconfirmation Prospectus dated March _____, 1998.

         [ ] does not reconfirm his original acquisition of Lloyd Shares and requests the return of his or her investment (less 10% thereof heretofore delivered to Lloyd pursuant to Rule 419) plus any interest earned thereon.

         The undersigned acknowledges that if the holders of more than eighty percent (80%) of the Lloyd Shares reconfirm their respective investment, then Lloyd will attempt to consummate the transactions contemplated by the Exchange. If the holders of less than eighty percent (80%) of the Lloyd Shares reconfirm their respective investments Lloyd will not consummate the Exchange, but will endeavor to locate another acquisition candidate within the time frame permitted by Rule 419.

         The undersigned is aware that prior to the Reconfirmation Offer there has not been a public market for the Lloyd Shares, and that a public market therefor may not exist following the consummation of the Exchange.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to execute and deliver this Letter of Transmittal and Reconfirmation.

         The undersigned hereby agrees that all authority conferred or agreed to be conferred by this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

         List below the Lloyd Shares to which this Letter of Transmittal Reconfirmation relates. If the space provided below is inadequate, the certificate numbers and number of Lloyd Shares should be listed on a separate signed schedule affixed hereto.

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                      DESCRIPTION OF LLOYD SHARES TENDERED
------------------------------------------ -------------------------------------
(1) Name(s) and Address(es) of Holder(s)   (ii) Total Number of Lloyd Shares
    (Please fill in if blank)                   Acquired










------------------------------------------ -------------------------------------
Total:
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EXECUTION
---------





------------------------------------   -----------------------------------------
Name of Purchaser                      Name of Co-purchaser (if purchased as
                                       joint tenants, tenants by entity, tenants in common, or community property)





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


         INSTRUCTIONS

         Forming part of the Terms and Conditions of the Reconfirmation Offer

         1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND RECONFIRMATION. For the Original Offer of the Lloyd Shares to be effectively reconfirmed pursuant to the Reconfirmation Offer, a properly completed Letter of Transmittal (or facsimile thereof) duly executed by the registered holder thereof, and any other documents required by this Letter of Transmittal, must be received by the Escrow Agent at its address set forth at the head of the Letter of Transmittal and Reconfirmation. The Letter of Transmittal and Reconfirmation should be delivered only by hand or by courier, or transmitted by mail, and only to the Escrow Agent and not to Lloyd, Gourmet or any other person.

         The method of delivery of Letter of Transmittal and Reconfirmation and all other required documents to Exchange Agent is at the election and risk of the holder, but if such delivery is by mail, registered or certified mail, properly insured and with return requested, is recommended.

         If the Letter of Transmittal and Reconfirmation is sent by mail, it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Escrow Agent prior to 12:00 P.M., New York City time, on the Expiration Date.

         2. SIGNATURES ON THIS LETTER OF TRANSMITTAL AND RECONFIRMATION. The signature herein must correspond exactly with the name as written on the face of the certificate representing the Lloyd Shares reconfirmed hereby.

         If this Letter of Transmittal and Reconfirmation is signed by the registered holder or holders specified herein and tendered hereby, no endorsements of certificates or separate stock powers are required.

         If this Letter of Transmittal and Reconfirmation is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by Lloyd, proper evidence satisfactory to Lloyd of their authority so to act must be submitted.

         3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance in connection with the Reconfirmation Offer, as well as requests for information or additional copies of this Letter of Transmittal and Reconfirmation, should be directed to Lloyd as follows:

                              Lloyd Ventures, Inc.

                               41 East 57th Street

                            New York, New York 10022

                                 (212) 446-9500